Exhibit 26(n)(i)

Written Consent of PricewaterhouseCoopers LLC

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-6 of WRL Series Life Account of our report dated April 24, 2017 relating to the financial statements of the subaccounts listed in such report, and to the use of our report dated April 24, 2017, relating to the financial statements of Transamerica Premier Life Insurance Company, which appears in such Registration Statement.  We also consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/PricewaterhouseCoopers LLP
Chicago, Illinois
 April 24, 2017